Exhibit 99.5
NuLoch Resources Inc.
STATEMENT OF RESERVES DATA
AND OTHER OIL AND GAS INFORMATION
FORM 51-101F1
Effective December 31, 2010
This Statement of Reserves Data and Other Oil and Gas Information is designed to provide the disclosures prescribed in National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities (NI 51-101). This document was prepared by the management of NuLoch Resources Inc. (the Company) with an effective date of December 31, 2010 with information available up to February 14, 2011. Certain of the information contained herein has been derived from a report entitled “Reserve Estimation and Economic Evaluation — December 31, 2010” (the AJM Report) as prepared by AJM Petroleum Consultants (AJM) dated February 15, 2011. AJM is a Qualified Reserves Evaluator as defined pursuant to NI 51-101.
Reserves Definitions
The crude oil, natural gas and natural gas products reserves estimates presented in the AJM Report have been based on the definitions and guidelines prepared by the Standing Committee on Reserves Definitions of the CIM (Petroleum Society) as presented in the Canadian Oil and Gas Evaluators Handbook (COGE Handbook). A summary of those definitions is presented below.
Reserves Categories
Reserves are estimated remaining quantities of oil and natural gas and related substances anticipated to be recoverable from known accumulations, from a given date forward, based on:
•	analysis of drilling, geological, geophysical and engineering data;

•	the use of established technology; and

•	specified economic conditions, which are generally accepted as being reasonable, and shall be disclosed.
Reserves are classified according to the degree of certainty associated with the estimates.
•	Proved reserves are those reserves that can be estimated with a high degree of certainty to be recoverable. It is likely that the actual remaining quantities recovered will exceed the estimated proved reserves.

•	Probable reserves are those additional reserves that are less certain to be recovered than proved reserves. It is equally likely that the actual remaining quantities recovered will be greater or less than the sum of the estimated proved plus probable reserves.

•	Possible reserves are those additional reserves that are less certain to be recovered than probable reserves. It is unlikely that the actual remaining quantities recovered will exceed the sum of the estimated proved plus probable plus possible reserves.
Development and Production Status
Each of the reserves categories (proved, probable and possible) may be divided into developed and undeveloped categories:
•	Developed reserves are those reserves that are expected to be recovered from existing wells and installed facilities or, if facilities have not been installed, that would involve a low expenditure (for example, when compared to the cost of drilling a well) to put the reserves on production. The developed category may be subdivided into producing and non-producing.

•	Developed producing reserves are those reserves that are expected to be recovered from completion intervals open at the time of the estimate. These reserves may be currently producing or, if shut-in, they must have previously been on production, and the date of resumption of production must be known with reasonable certainty.

•	Developed non-producing reserves are those reserves that either have not been on production, or have previously been on production, but are shut-in, and the date of resumption of production is unknown.

•	Undeveloped reserves are those reserves expected to be recovered from known accumulations where a significant expenditure (for example, when compared to the cost of drilling a well) is required to render them capable of production. They must fully meet the requirements of the reserves classification (proved, probable, possible) to which they are assigned. In multi-well pools it may be appropriate to allocate total pool reserves between the developed and undeveloped categories or to subdivide the developed reserves for the pool between developed producing and developed non-producing. This allocation should be based on the estimator’s assessment as to the reserves that will be recovered from specific wells, facilities and completion intervals in the pool and their respective development and production status.
Levels of Certainty for Reported Reserves
The qualitative certainty levels referred to in the definitions above are applicable to individual reserves entities (which refers to the lowest level at which reserves calculations are performed) and to reported reserves (which refers to the highest-level sum of individual entity estimates for which reserves estimates are presented). Reported reserves should target the following levels of certainty under a specific set of economic conditions:
•	at least a 90 percent probability that the quantities actually recovered will equal or exceed the estimated proved reserves;

•	at least a 50 percent probability that the quantities actually recovered will equal or exceed the sum of the estimated proved plus probable reserves; and

•	at least a 10 percent probability that the quantities actually recovered will equal or exceed the sum of the estimated proved plus probable plus possible reserves.
A quantitative measure of the certainty levels pertaining to estimates prepared for the various reserves categories is desirable to provide a clearer understanding of the associated risks and uncertainties. However, the majority of reserves estimates will be prepared using deterministic methods that do not provide a mathematically derived quantitative measure of probability. In principle, there should be no difference between estimates prepared using probabilistic or deterministic methods.
Additional clarification of certainty levels associated with reserves estimates and the effect of aggregation is provided in the COGE Handbook.
Net Present Value Estimates
The net present values of the crude oil, natural gas and natural gas products reserves were obtained by employing future production and revenue analyses. The future crude oil production was generally predicated on the anticipated performance characteristics of the individual wells and reservoirs in question. The future natural gas production was also predicated on the anticipated performance characteristics of the individual wells and reservoirs in question with an allowance for any gas sales contract or gas processing facility restrictions. In those areas where shut-in natural gas reserves exist, the commencement of production was based on the proximity to a pipeline connection and the relevant factors relating to the future marketing of the reserves. The future production of gas-cap reserves was assumed to occur near the end of the oil producing life. Solution gas production was based on the forecast of the oil producing rates and current and forecast sales gas-oil ratios. The natural gas products production forecasts were based on the anticipated recoveries of these products from the produced natural gas.
The Company’s share of future crude oil revenue was derived by employing the Company’s share of production and the indicated reference crude oil price less the historical quality and transportation price differential for each respective field. The indicated natural gas prices with an adjustment for the heating value of the gas were employed to calculate the Company’s share of future natural gas revenues. The indicated reference natural gas products prices with adjustments to reflect historical price differentials realized by the Company in each respective property were employed to calculate the Company’s share of future natural gas products revenues. Royalties and mineral taxes payable to the Crown were estimated based on the methods in effect as of December 31, 2010. Freehold and overriding royalties payable to others were estimated based on the indicated applicable rates. In those cases where a proportionate share of the natural gas gathering and processing charges were indicated to be payable by the Crown or royalties owned by others, these charges have been deducted in determining the net royalties payable.
In all cases, estimates of the applicable capital expenditures and operating costs were deducted in arriving at the Company’s share of future net revenues. An allowance for future well abandonment costs was made for all of the Company’s existing working interest wells, however, no allowance was made for the reclamation of well sites or the abandonment and reclamation of any facilities. To the extent that undeveloped reserves are assigned to undrilled locations, then both abandonment and reclamation costs are factored into the forecast future net revenues associated with those locations. The net present values were then obtained by employing 5, 10, 15 and 20 percent nominal annual discount rates compounded annually.
Presentation of Reserve Information
“Gross” reserves are the company working interest share before deduction of royalties.
“Net” reserves are the company working interest share after deduction of royalties.
General and administrative expenses and overhead recoveries are not deducted in the determination of future net revenues.
Use of Barrels of Oil Equivalent (boe)
Disclosure provided herein in respect of boe units may be misleading, particularly if used in isolation. A boe conversion ratio of 6 Mcf of natural gas to 1 bbl of crude oil is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead.
Significant Risk Factors and Uncertainties
Estimating reserves is forecasting the future and is inherently uncertain. The reserve and recovery information contained in the AJM Report are only estimates and the actual production and reserves may be different than the estimates prepared by AJM. When estimating reserves, AJM considers a number of factors and makes assumptions including, among others:

-	historical production compared with production rates from similar properties;

-	assumptions regarding initial production and subsequent decline rates;

-	ultimate recovery of reserves;

-	assumptions about future commodity prices, development and operating costs;

-	the effect of governmental regulation, royalty and tax regimes;

-	timing and amount of capital expenditures; and

-	forecasts of results of future development activity.
These factors and assumptions were based on information at the date the evaluation was prepared. Many of these factors are subject to change and are beyond the Company’s control. If these factors and assumptions prove to be inaccurate, the actual results may vary materially from the reserve and cash flow estimates. Results may be less than those contained in the evaluation to the extent that forecast development activities do not achieve the level of success assumed in the evaluation.
Caution to Reader
The following tables set forth certain information relating to the oil and natural gas reserves of the Company and the present value of the estimated future net revenue associated with such reserves, and is derived from the AJM Report. It should not be assumed that the estimated present worth values of net production revenue contained in the following tables represents the fair market value of the reserves. There is no assurance that the price and cost assumptions contained herein will be attained and variances could be material.
Certain tables may not add due to rounding.

Abbreviations
Certain terms and abbreviations used in this document are defined below:

“bbl”	barrel of oil or NGL;
“bcf”	billion cubic feet of natural gas;
“bpd”	barrel of oil or NGL per day;
“boe”	barrel of oil equivalent determined by converting a volume of natural gas to barrels using the ratio of 6 Mcf to one barrel;
“boe/d”	barrel of oil equivalent per day;
“Company”	NuLoch Resources Inc.;
“Mbbl”	thousand barrels;
“Mboe”	thousand barrels of oil equivalent;
“Mcf”	thousand cubic feet of natural gas;
“Mcfe”	Mcf of gas equivalent determined by converting a volume of oil or NGL to
Mcf using the ratio of 0.1667 barrels to 1 Mcf;
“Mcf/d”	thousand cubic feet of natural gas per day;
“MMcf”	million cubic feet of natural gas;
“MMcf/d”	million cubic feet of natural gas per day;
“NGLs”	natural gas liquids;
“$US”	United States dollar;
“$C”	Canadian dollar.
Conversion
In this document measurements are given in standard Imperial or metric units only. The following table sets forth certain standard conversions.

To Convert From	To	Multiply By
Mcf	cubic metres	28.174
cubic metres	cubic feet	35.494
bbls	cubic metres	0.159
cubic metres	bbls	6.290
feet	metres	0.305
metres	feet	3.281
miles	kilometers	1.609
kilometers	miles	0.621
acres	hectares	0.405
hectares	acres	2.471

Summary of Oil and Natural Gas Reserves
as of December 31, 2010
Forecast Prices and Costs

	Light and
	Medium Oil		Heavy Oil		Natural Gas(1)		NGLs		MBOE
	Mbbl				MMcf		Mbbl		MBOE
Reserves Category	Gross	Net	Gross	Net	Gross	Net	Gross	Net	Gross	Net
CANADA
Proved
Developed Producing	775.3	624.2	8.0	7.2	2,574.8	2,093.4	1.6	1.1	1,214.0	981.4
Developed Non-Producing	260.0	242.4	—	—	429.2	299.6	2.2	1.2	333.8	293.5
Undeveloped	1,217.0	1,086.1	—	—	4,084.9	3,264.9	0.4	0.2	1,898.3	1,630.5

Total Proved	2,252.3	1,952.8	8.0	7.2	7,088.9	5,657.8	4.3	2.5	3,446.0	2,905.4

Probable	1,258.1	1,084.6	5.8	5.1	4,033.4	3,219.7	1.9	1.1	1,938.0	1,627.5

Total Proved plus Probable	3,510.4	3,037.4	13.8	12.3	11,122.3	8,877.6	6.1	3.6	5,384.0	4,532.9

UNITED STATES
Proved
Developed Producing	369.5	299.4	—	—	35.0	28.9	—	—	375.4	304.2
Developed Non-Producing	189.4	153.6	—	—	—	—	—	—	189.4	153.6
Undeveloped	2,282.4	1,817.9	—	—	—	—	—	—	2,282.4	1,817.9

Total Proved	2,841.3	2,270.9	—	—	35.0	28.9	—	—	2,847.4	2,275.7

Probable	1,767.3	1,411.9	—	—	27.1	22.3	—	—	1,771.8	1,415.6

Total Proved plus Probable	4,608.6	3,682.7	—	—	62.1	51.3	—	—	4,618.9	3,691.3

TOTAL
Proved
Developed Producing	1,144.8	923.6	8.0	7.2	2,609.8	2,122.3	1.6	1.1	1,589.4	1,285.6
Developed Non-Producing	449.4	396.0	—	—	429.2	299.6	2.2	1.2	523.2	447.1
Undeveloped	3,499.4	2,904.0	—	—	4,084.9	3,264.9	0.4	0.2	4,180.6	3,448.4

Total Proved	5,093.6	4,223.7	8.0	7.2	7,123.9	5,686.8	4.3	2.5	6,293.2	5,181.1

Probable	3,025.4	2,496.4	5.8	5.1	4,060.5	3,242.1	1.9	1.1	3,709.8	3,043.1

Total Proved plus Probable	8,119.0	6,720.1	13.8	12.3	11,184.4	8,928.9	6.1	3.6	10,003.0	8,224.1

Note:
(1)	Natural gas volumes include associated, non-associated and solution gas.

Net Present Value of Future Net Revenue
Before Income Taxes Discounted at %/Year
as of December 31, 2010
Forecast Prices and Cost

						Unit Value
						Before
						Income
						Taxes
						Discounted at
	0%	5%	10%	15%	20%	10%/year(1)
Reserves Category	(M$)	(M$)	(M$)	(M$)	(M$)	($/boe)
CANADA
Proved
Developed Producing	48,725.2	36,626.3	29,367.0	24,639.2	21,328.9	29.92
Developed Non-Producing	19,005.1	12,076.7	8,600.1	6,547.8	5,193.1	29.30
Undeveloped	68,016.6	36,487.3	20,528.3	11,371.4	5,626.9	12.59

Total Proved	135,746.8	85,190.3	58,495.4	42,558.4	32,148.9	20.13

Probable	133,865.0	54,061.3	29,212.6	18,482.4	12,751.6	17.95

Total Proved plus Probable	269,611.8	139,251.6	87,708.0	61,040.8	44,900.5	19.35

UNITED STATES
Proved
Developed Producing	17,813.4	13,587.1	11,018.7	9,352.0	8,188.4	36.22
Developed Non-Producing	10,474.0	7,557.1	6,038.3	5,102.0	4,461.1	39.32
Undeveloped	77,536.5	39,893.5	21,293.0	10,589.2	3,781.4	11.71

Total Proved	105,823.9	61,037.7	38,350.1	25,043.2	16,430.9	16.85

Probable	121,932.0	49,362.1	25,717.0	15,212.7	9,554.4	18.17

Total Proved plus Probable	227,755.9	110,399.7	64,067.1	40,255.9	25,985.3	17.36

TOTAL
Proved
Developed Producing	66,538.6	50,213.4	40,385.8	33,991.3	29,517.3	31.41
Developed Non-Producing	29,479.1	19,633.8	14,638.4	11,649.8	9,654.2	32.74
Undeveloped	145,553.1	76,380.7	41,821.3	21,960.6	9,408.3	12.13

Total Proved	241,570.7	146,228.0	96,845.5	67,601.6	48,579.8	18.69

Probable	255,797.0	103,423.3	54,929.6	33,695.1	22,305.9	18.05

Total Proved plus Probable	497,367.7	249,651.3	151,775.1	101,296.7	70,885.8	18.45

Note:
(1)	The unit values are based on net reserve values.

Net Present Value of Future Net Revenue
After Income Taxes Discounted at %/Year
as of December 31, 2010
Forecast Prices and Cost

	0%	5%	10%	15%	20%
Reserves Category	(M$)	(M$)	(M$)	(M$)	(M$)
CANADA
Proved
Developed Producing	48,725.2	36,626.3	29,367.0	24,639.2	21,328.9
Developed Non-Producing	19,000.0	12,075.7	8,599.9	6,547.7	5,193.1
Undeveloped	49,612.7	27,714.9	15,877.4	8,711.3	4,018.1

Total Proved	117,337.9	76,416.9	53,844.3	39,898.2	30,540.1

Probable	98,349.6	39,964.9	21,840.1	14,014.5	9,812.6

Total Proved plus Probable	215,687.5	116,381.8	75,684.4	53,912.8	40,352.7

UNITED STATES
Proved
Developed Producing	17,813.4	13,587.1	11,018.7	9,352.0	8,188.4
Developed Non-Producing	10,474.0	7,557.1	6,038.3	5,102.0	4,461.1
Undeveloped	77,536.5	39,893.5	21,293.0	10,589.2	3,781.4

Total Proved	105,823.9	61,037.7	38,350.1	25,043.2	16,430.9

Probable	121,932.0	49,362.1	25,717.0	15,212.7	9,554.4

Total Proved plus Probable	227,755.9	110,399.7	64,067.1	40,255.9	25,985.3

TOTAL
Proved
Developed Producing	66,538.6	50,213.4	40,385.8	33,991.3	29,517.3
Developed Non-Producing	29,474.0	19,632.8	14,638.2	11,649.8	9,654.2
Undeveloped	127,149.2	67,608.4	37,170.4	19,300.5	7,799.5

Total Proved	223,161.8	137,454.6	92,194.4	64,941.4	46,971.0

Probable	220,281.6	89,327.0	47,557.1	29,227.2	19,367.0

Total Proved plus Probable	443,443.4	226,781.5	139,751.5	94,168.7	66,338.0

Total Future Net Revenue
(Undiscounted)
as of December 31, 2010
Forecast Prices and Costs

								Future
						Future Net		Net
					Abandonment	Revenue		Revenue
					and	Before		After
			Operating	Development	Reclamation	Income	Income	Income
	Revenue(1)	Royalties(1)	Costs	Costs	Costs	Taxes	Taxes	Taxes
Reserves Category	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)
CANADA
Proved Reserves	287,253.3	37,965.4	59,946.8	45,714.6	7,879.6	135,746.8	18,408.9	117,337.9
Proved Plus Probable Reserves	504,219.6	67,079.5	108,316.1	50,745.5	8,466.7	269,611.8	53,924.3	215,687.5

UNITED STATES
Proved Reserves	230509.2	23,973.0	46,643.3	51,415.8	2,653.3	105,823.9	—	105,823.9
Proved Plus Probable Reserves	412793.8	42,930.6	76,399.2	62,971.3	2,736.9	227,755.9	—	227,755.9

TOTAL
Proved Reserves	517762.5	61,938.4	106,590.1	97,130.4	10,532.9	241,570.7	18,408.9	223,161.8
Proved Plus Probable Reserves	917013.4	110,010.1	184,715.3	113,716.8	11,203.6	497,367.7	53,924.3	443,443.4

Note:
(1)	Revenue on United States’ properties is calculated on a net revenue interest and in Canada is calculated on gross company interest.
Future Net Revenue
By Production Group
as of December 31, 2010
Forecast Prices and Costs

	Future Net Revenue
	Before Income Taxes
	(Discounted at 10%/yr)	Unit Value
	(M$)	($/boe)
Proved Reserves
Light and Medium Crude Oil (including solution gas and other by-products)	94,940.9	22.39
Heavy Oil (including solution gas and other by-products)	175.0	21.87
Natural Gas (including by-products but excluding solution gas and by-products from oil wells)	1,729.6	1.85

Total	96,845.5	18.69

Proved Plus Probable Reserves
Light and Medium Crude Oil (including solution gas and other by-products)	146,250.1	21.68
Heavy Oil (including solution gas and other by-products)	281.3	20.49
Natural Gas (including by-products but excluding solution gas and by-products from oil wells)	5,243.7	3.58

Total	151,775.1	18.45

AJM employed the following pricing, exchange rate and inflation rate assumptions in estimating the net present value of the future net revenue of the Company’s reserves data using forecast prices and costs as of December 31, 2010.
Summary of Pricing and Inflation Rate Assumptions

	Crude Oil		Natural Gas	Other Factors
		Edmonton
	WTI @ Cushing	City Gate	AECO	Exchange Rate
Year	$US/bbl	$CDN/bbl	$CDN/Mcf	$US/$C	Inflation %
Historical
2006	66.06	73.34	6.54	0.88	2.0%
2007	72.38	77.09	6.44	0.92	2.1%
2008	99.58	102.83	8.18	0.95	2.4%
2009	61.78	66.21	3.96	0.87	0.3%
2010	79.35	77.77	4.01	0.97	1.7%
Forecast
2011	85.00	82.80	4.10	1.00	0.0%
2012	89.25	88.80	4.60	0.98	2.0%
2013	91.55	94.05	5.20	0.95	2.0%
2014	95.50	98.15	5.50	0.95	2.0%
2015	102.85	105.80	5.75	0.95	2.0%
2016	110.40	113.70	6.20	0.95	2.0%
2017	112.60	116.05	6.55	0.95	2.0%
2018	114.85	118.35	7.00	0.95	2.0%
2019	117.15	120.75	7.30	0.95	2.0%
2020	119.50	123.15	7.45	0.95	2.0%
2021	121.90	125.60	7.60	0.95	2.0%
Thereafter	2.0%	2.0%	2.0%	0.95	2.0%
In 2010, the Company received net weighted average selling prices of $75.04 per barrel for oil and natural gas liquids and $4.06 per Mcf for natural gas.

Reconciliation of Gross Reserves by Country
as of December 31, 2010
Forecast Prices and Costs
The following tables set forth a reconciliation of the Company’s total gross proved, probable and proved plus probable reserves as at December 31, 2010 against such reserves as at December 31, 2009 based on forecast price and cost assumptions:

	Light And Medium Oil			Heavy Oil			Natural Gas(1)
			Gross			Gross			Gross
			Proved			Proved			Proved
	Gross	Gross	Plus	Gross	Gross	Plus	Gross	Gross	Plus
	Proved	Probable	Probable	Proved	Probable	Probable	Proved	Probable	Probable
Factors	(Mbbl)	(Mbbl)	(Mbbl)	(Mbbl)	(Mbbl)	(Mbbl)	(MMcf)	(MMcf)	(MMcf)
CANADA

December 31, 2009	455.2	178.5	633.7	16.0	6.8	22.8	8,281.7	4,301.6	12,583.3
Acquisitions	—	—	—	—	—	—	—	—	—
Extensions	1,923.9	1,083.8	3,007.7	—	—	—	—	—	—
Technical Revisions	25.8	(1.5)	24.3	(1.4)	(0.9)	(2.3)	(465.9)	(284.7)	(750.6)
Economic Factors	0.1	0.1	0.2	—	(0.1)	(0.1)	(136.3)	17.6	(118.7)
Dispositions	(6.7)	(2.8)	(9.5)	—	—	—	(3.0)	(1.1)	(4.1)
Gross Production	(146.0)	—	(146.0)	(6.6)	—	(6.6)	(587.6)	—	(587.6)

December 31, 2010	2,252.3	1,258.1	3,510.4	8.0	5.8	13.8	7,088.9	4,033.4	11,122.3

UNITED STATES

December 31, 2009	350.7	313.8	664.4	—	—	—	24.7	20.2	45.0
Acquisitions	17.4	8.8	26.2	—	—	—	—	—	—
Extensions	2,466.8	1,380.1	3,846.9	—	—	—	7.6	7.3	14.8
Technical Revisions	78.8	64.2	142.9	—	—	—	8.6	(0.5)	8.1
Economic Factors	(0.2)	1.2	1.0	—	—	—	—	—	—
Dispositions	—	—	—	—	—	—	—	—	—
Gross Production	(72.2)	—	(72.2)	—	—	—	(5.8)	—	(5.8)

December 31, 2010	2,841.3	1,768.0	4,609.3	—	—	—	35.0	27.1	62.1

TOTAL

December 31, 2009	805.9	492.3	1,298.2	16.0	6.8	22.8	8,306.4	4,321.8	12,628.3
Acquisitions	17.4	8.8	26.2	—	—	—	—	—	—
Extensions	4,390.7	2,463.9	6,854.6	—	—	—	7.6	7.3	14.8
Technical Revisions	104.5	62.7	167.2	(1.4)	(0.9)	(2.3)	(457.3)	(285.2)	(742.5)
Economic Factors	(0.1)	1.3	1.2	—	(0.1)	(0.1)	(136.3)	17.6	(118.7)
Dispositions	(6.7)	(2.8)	(9.5)	—	—	—	(3.0)	(1.1)	(4.1)
Gross Production	(218.2)	—	(218.2)	(6.6)	—	(6.6)	(593.4)	—	(593.4)

December 31, 2010	5,093.6	3,026.1	8,119.7	8.0	5.8	13.8	7,123.9	4,060.5	11,184.4

Note:

(1)	Natural gas volumes include associated, non-associated and solution gas.
Additional Information Relating to Reserves Data
Significant Factors or Uncertainties
The process of estimating reserves is complex. It requires significant judgments and decisions based on available geological, geophysical, engineering, and economic data. These estimates may change substantially as additional data from ongoing development activities and production performance becomes available and as economic conditions impacting oil and natural gas prices and costs change. The reserve estimates contained herein are based on AJM’s production forecasts, prices and economic conditions at the time of preparation of the AJM Report.
As circumstances change and additional data becomes available, reserve estimates also change. Estimates made are reviewed and revised, either upward or downward, as warranted by the new information. Revisions are often required over time due to changes in well performance, prices, economic conditions and governmental restrictions.

Although every reasonable effort is made to ensure that reserve estimates are accurate, reserve estimation is an inferential science. As a result, the subjective decisions, new geological or production information and a changing environment may impact these estimates. Revisions to reserve estimates can arise from changes in year-end oil and gas prices, and reservoir performance. Such revisions can be either positive or negative.
The Company does not anticipate any unusually high development costs or operating costs, the need to build a major pipeline or other major facility before production of reserves can begin, or contractual obligations to produce and sell a significant portion of production at prices substantially below those which could be realized but for those contractual obligations.
Undeveloped Reserves
Natural Gas
Most of the proved undeveloped and probable undeveloped natural gas reserves are located in the shallow natural gas Second White Specks (“SWS”) formation located at Enchant, Alberta. The Company has 38 wells producing from this formation at Enchant. AJM has reviewed the landholdings and geological mapping across the area and has assigned 6.25 gross sections as having proved undeveloped and probable undeveloped reserves based on the proximity of these sections to current producing wells. These undrilled proved and probable reserve assignments have been assigned using statistical averages. Proved undeveloped reserves from 25 (25.0 net) locations total 3,375 MMcf with a further 1,688 MMcf assigned as probable. In addition to these 25 undrilled SWS locations, there are nine (8.9 net) producing SWS wells in which additional unperforated intervals have been assigned proved undeveloped and probable undeveloped reserves totalling 710 MMcf and 355 MMcf, respectively. The bulk of these undeveloped reserves were first assigned in 2005 and 2006. Development of these proved and probable undeveloped reserves is estimated to occur in 2013 and 2015. The total capital required is $8,516,000 although the project can be broken into smaller functional units.
Light and Medium Oil
In Divide County, North Dakota, AJM has reviewed the landholdings and geological mapping across the area and has assigned proved developed reserves to 53 Bakken and Three Forks Sanish oil wells. Generally, additional proved undeveloped reserves have been assigned to each of these 53 wells in the form of a second well on the same section of land and in the form of a third well in acreage that directly offsets the drilled section. In addition to these locations, probable undeveloped reserves have been assigned to 21 locations based on their proximity to the proved locations. The average working interest is approximately 8.8%. Proved undeveloped light and medium oil reserves of 2,104 Mbbls have been assigned to 106 proved locations. Probable assignments on those wells total 714 Mbbls. The 21 probable undeveloped locations total a further 619 Mbbls. Costs to develop the 106 proved locations total $49 million and the nine probable locations total $11 million and are estimated to occur over the years 2011 to 2013.
In Burke County, North Dakota, AJM has reviewed the landholdings and geological mapping across the area and has assigned proved developed reserves to four Bakken and Three Forks Sanish oil wells. Four locations have been assigned proved undeveloped reserves. In addition to these locations, probable undeveloped reserves have been assigned to one location based on its proximity to the proved locations. The average working interest is approximately 18.6%. Proved undeveloped light and medium oil reserves of 179 Mbbls have been assigned to four proved locations. Probable assignments on those wells total 38 Mbbls and the single probable location is assigned 90 Mbbls. Costs to develop the five undeveloped locations are $5 million and are estimated to occur in 2011 and 2012.
In Tableland Saskatchewan, AJM has reviewed the landholdings and geological mapping across the area and has assigned proved developed reserves to 10 Three Forks Sanish oil wells. Fourteen locations have been assigned proved undeveloped reserves. In addition to these locations, probable undeveloped reserves have been assigned to two locations based on their proximity to the proved locations. The average working interest is approximately 75%. Proved undeveloped light and medium oil reserves of 1,217 Mbbls have been assigned to 14 proved locations. Probable assignments on those wells total 518 Mbbls. The two probable undeveloped locations total a further 268 Mbbls. Costs to develop the 14 proved locations total $32 million and the two probable locations total $5 million and are estimated to occur in 2011 and 2012.

The following tables present the undeveloped reserves that were first attributed in each of the most recent three financial years and, in the aggregate, before that time.
Proved Undeveloped Reserves — Gross

	Light & Medium Oil		Natural Gas		Natural Gas Liquids
	Mbbls		MMcf		Mbbls
Year first	First		First		First
attributed	Attributed	Cumulative	Attributed	Cumulative	Attributed	Cumulative
Prior thereto	—	—	5,033	5,033	15	15
2008	—	—	—	3,680	—	—
2009	174	174	405	4,085	2	2
2010	3,417	3,499	—	4,085	—	—
Probable Undeveloped Reserves — Gross

	Light & Medium Oil		Natural Gas		Natural Gas Liquids
	Mbbls		MMcf		Mbbls
Year first	First		First		First
attributed	Attributed	Cumulative	Attributed	Cumulative	Attributed	Cumulative
Prior thereto	—	—	2,883	2,883	10	10
2008	—	—	—	1,840	—	—
2009	208	208	203	2,043	2	2
2010	2,122	2,275	—	2,043	—	—
Future Development Costs
The following table sets forth the future development costs which have been deducted in determining future net revenue attributable to the reserves categories noted below.

	Canada		United States
	Forecast Prices and Costs		Forecast Prices and Costs
				Proved
	Total	Proved Plus	Total	Plus
	Proved	Probable	Proved	Probable
Year	(M$)	(M$)	(M$)	(M$)
2011	30,693.6	33,003.6	29,435.7	33,648.1
2012	6,505.4	9,029.9	20,538.3	26,002.9
2013	411.5	411.5	1,441.9	3,320.3
2014	—	—	—	—
2015	8,104.2	8,104.2	—	—
Remaining	—	196.4	—	—

Total (Undiscounted)	45,714.6	50,745.5	51,415.8	62,971.3
The Company expects to be able to fund the development costs required in the future from internally generated funds and debt. However, certain of the properties are non-operated and the pace of development is determined, in large measure, by the operators. There can be no assurances that funds will be available or that the board of directors of the Company will allocate funding to develop all of the reserves attributable in the AJM Report. Failure to develop those reserves could have a negative impact on the Company’s future cash flow.

OTHER OIL AND NATURAL GAS INFORMATION
Significant Properties
Alberta — Enchant Second White Specks (SWS) Shallow Gas
This property consists of 16.75 sections of land on which 42 wells were drilled in 2005 at virtually 100% working interest. Four wells (4.0 net) were subsequently abandoned in 2006 and as at December 31, 2010, 38 wells were producing and 25 undrilled spacing units had been assigned proved undeveloped and probable undeveloped reserves. The natural gas is collected by NuLoch’s gathering system and compressed and processed through third-party facilities.
Alberta — Balsam
As at December 31, 2010, NuLoch had a 63% interest in two producing Kiskatinaw oil wells at Balsam that provided 24% of NuLoch’s production during 2010 on an oil-equivalent basis. The oil is produced to tanks and trucked to market and the associated solution gas is processed in third-party facilities.
Alberta — Other
As at December 31, 2010, NuLoch had 5 (3.2 net) gas wells producing in the Enchant area of Southern Alberta. The production is processed through third-party facilities. NuLoch also has one oil well (1.0 net) at Enchant. These wells produce from the Mannville, Glauconite and Mississippian formations. NuLoch has interests in other properties with 10 (3.9 net) gas wells and 1 (0.5 net) oil wells.
Saskatchewan — Tableland
As at December 31, 2010, NuLoch had 52,100 gross acres (38,700 net) of largely contiguous land that is prospective for Bakken and Three Forks Sanish oil at Tableland. NuLoch had seven producing oil wells (5.5 net) at Tableland at December 31, 2010 and had two wells (2.0 net) awaiting completion and one well (0.7 net) drilling at year end. It is expected that most of the NuLoch’s capital expenditure budget for Canadian properties will be directed to Tableland in 2011.
Oil production at Tableland averaged 163 bopd (NuLoch working interest) during the fourth quarter of 2010. Oil is produced to tanks and trucked to market while associated natural gas is flared due to a lack of proximal transportation and processing facilities. During Q1 2011, NuLoch is constructing a central oil processing and water disposal facility to further optimize its production operations at Tableland.
North Dakota
NuLoch acquired a 10% working interest in 240,000 largely contiguous acres in Divide County, North Dakota on October 26, 2009. A further 39,000 gross acres (8,700 net) was acquired in Burke County in January 2010. There are multiple operators on these blocks and since the acquisitions and up to December 31, 2010, NuLoch has participated in the drilling of 42 wells (4.0 net). Most of the wells target the Three Forks Sanish formation but some wells target the Bakken formation. At December 31, 2010, 11 horizontal wells (1.3 net) were awaiting completion and four wells (0.4 net) were drilling.
Oil production in North Dakota averaged 286 bopd (NuLoch working interest) during the fourth quarter of 2010. Oil is produced to tanks and is sold at the wellhead. Natural gas is conserved where facilities exist but most is flared.

Wells
The following table presents the number and status of wells in which the Company has a working interest at December 31, 2010. Non-producing gas wells have encountered and are capable of producing hydrocarbons but are not producing as they are awaiting tie-in at December 31, 2010.

Well Status At December 31, 2010
	Oil Wells(1)				Natural Gas Wells
	Producing		Non-Producing		Producing		Non-Producing
Location	Gross	Net	Gross	Net	Gross	Net	Gross	Net
Alberta	4	2.8	—	—	60	50.5	1	0.5
Saskatchewan	7	5.5	2	2.0	—	—	—	—
North Dakota	60	5.5	11	1.3	—	—	—	—

Total	71	13.8	13	3.3	60	50.5	1	0.5

Note:

(1)	All oil wells are in the light and medium oil reserve category except for 1 (1.0 net) heavy oil well
The non-producing oil wells are awaiting fracture stimulation completion at December 31, 2010.
Properties with No Attributed Reserves
At December 31, 2010 the Company held unproved properties totalling 93,000 gross (64,000 net) acres in Canada and 252,000 gross (29,600 net) acres in the United States. There are no costs or work commitments in respect of the properties other than annual lease rental payments. Of the Canadian unproved properties, approximately 32,000 gross (20,000 net) acres are set to expire in 2010. In the United States, most of the mineral rights have been acquired with varying durations from freehold owners. The Company estimates that 37,000 gross acres (4,100 net) will expire in North Dakota in 2011.
Abandonment and Reclamation Costs
The Company estimates the costs associated with well abandonment and reclamation based on its previous experience, costs, industry standards, current regulations and geographic location. The Company expects to incur abandonment and reclamation costs on 179 (85.9 net) wells.
In the Company’s annual audited financial statements for the year ended December 31, 2010, the estimate in respect of abandonment and reclamation costs for existing surface leases, wells, facilities and pipelines, expressed in future dollars is $4,473,000 ($1,357,000 using an 8% discount factor and $1,171,000 using an 10% discount factor). Salvage, expressed in future dollars, is estimated at $4,473,000 ($406,000 using a 10% discount factor). In the AJM Report, AJM estimates the costs to abandon wells, making no provision for reclamation costs, at $6,502,000 ($1,937,000 using a 10% discount factor). In addition, AJM makes a site-specific estimate of future abandonment and reclamation for 173 (48.3 net) undrilled locations associated with proved undeveloped reserves that totals $4,107,000 ($339,000 using a 10% discount factor).
Over the next three years, the Company expects to pay $832,000 ($755,000 at 10% discount factor) in respect of abandonment and reclamation. Salvage recovery in the next three years is nominal.

Costs Incurred
The following table presents the capital costs by category in the year ended December 31, 2010 including asset retirement expenditures incurred and excluding estimates of future asset retirement obligations and administrative assets.

Capital Costs Incurred — 2010
		United
	Canada	States	Total
Category	(M$)	(M$)	(M$)

Property Acquisition — Unproved	1,414	7,325	8,739
Property Acquisition — Proved	—	—	—
Exploration	10,089	2,895	12,984
Development	20,950	15,246	36,196

	32,453	25,466	57,919

Exploration and Development Activities

Wells Drilled in 2010 — Canada
	Oil		Gas		Pending(1)		Dry
Category	Gross	Net	Gross	Net	Gross	Net	Gross	Net
Exploratory	—	—	—	—	—	—	1	0.5
Development	6	4.5	—	—	3	2.7	1	0.7

	6	4.5	—	—	3	2.7	2	1.2

Wells Drilled in 2010 — United States
	Oil		Gas		Pending(1)		Dry
Category	Gross	Net	Gross	Net	Gross	Net	Gross	Net
Exploratory	—	—	—	—	—	—	1	0.1
Development	20	1.7	—	—	15	1.7	—	—

	20	1.7	—	—	15	1.7	1	0.1

Note:

(1)	Drilled or drilling on December 31, 2010 but completion operations are still pending.
The Company has a planned capital budget of $80 million in 2011 that is expected to be split evenly to development activities in Saskatchewan and North Dakota. If commercial quantities of oil are obtained, there is a significant base of land upon which follow-up drilling may be undertaken. AJM has forecast a considerable capital program over the next two years with a view to bring proved undeveloped reserves into production (see “Undeveloped Reserves”).
The Company has deferred plans to direct a portion of its capital budget to further development of its SWS natural gas resource. There are 25 (25.0 net) locations in the AJM Report that were undrilled at December 31, 2010. In addition, there are nine completion operations that are considered proved undeveloped in the AJM Report. The Company has plans to drill and/or complete these wells in an orderly fashion as strength returns to natural gas markets and Company financing allows with the bulk of the expenditure currently forecast for 2015.
Tax Horizon
The Company was not required to pay income taxes with respect to the taxation year ended December 31, 2010. The AJM Report estimates that no income tax is payable (proved developed producing basis, undiscounted). The

Company is a going concern and expects to make expenditures and generate cash flows with respect to other, as yet undrilled or unidentified, prospects for which no reserve evaluation has been prepared. Estimates of future corporate taxability cannot be made with a reasonable level of certainty.
Production Estimates
The following table sets out the volumes of the Company’s production estimated by AJM for the year ended December 31, 2010, which is reflected in the estimate of future net revenue disclosed in the forecast price tables contained above.

	Light and Medium
	Crude Oil	Heavy Oil	Natural Gas	NGL’s	Oil Equivalent
Reserves Category	(bbls/d)	(bbls/d)	(Mcf/d)	(bbls/d)	(boe/d)
CANADA

Gross Proved Reserves
Alberta — Balsam	161	—	66	—	172
Alberta — Enchant SWS	—	—	644	—	107
Alberta — Other	35	14	402	2	118
Saskatchewan — Tableland	603	—	—	—	603

Gross Proved Reserves	799	14	1,112	2	1,000

Gross Proved Plus Probable Reserves
Alberta — Balsam	167	—	68	—	178
Alberta — Enchant SWS	—	—	666	—	111
Alberta — Other	43	15	441	2	131
Saskatchewan — Tableland	649	—	—	—	649

Gross Proved Plus Probable Reserves	859	15	1,175	2	1,070

UNITED STATES

Gross Proved Reserves
Burke County	57	—	—	—	57
Divide County	682	—	14	—	684

Gross Proved Reserves	739	—	14	—	741

Gross Proved Plus Probable Reserves
Burke County	60	—	—	—	57
Divide County	726	—	16	—	729

Gross Proved Plus Probable Reserves	786	—	16	—	786

TOTAL

Gross Proved Reserves	1,538	14	1,126	2	1,741
Gross Proved Plus Probable Reserves	1,645	15	1,191	2	1,856

Netback History

	Netback History
		$ per unit of production
		Price	Royalties	Production
Product Type		Received	Paid	Costs	Netbacks
CANADA
Light & Medium Crude Oil ($/bbl)	Q1 2010	82.62	31.48	7.72	43.42
	Q2 2010	75.81	23.23	11.99	40.59
	Q3 2010	75.65	24.12	15.85	35.68
	Q4 2010	80.55	24.55	23.66	32.34

Heavy Oil ($/bbl)	Q1 2010	83.24	19.26	19.45	44.53
	Q2 2010	76.16	14.96	17.77	43.43
	Q3 2010	71.96	10.32	17.11	44.53
	Q4 2010	72.77	11.18	23.78	37.81

Natural Gas ( $/Mcf)	Q1 2010	5.17	0.16	2.05	2.96
	Q2 2010	3.72	0.65	2.44	0.63
	Q3 2010	3.71	0.20	4.04	(0.53)
	Q4 2010	3.39	0.29	2.19	0.91

UNITED STATES(1)
Light & Medium Crude Oil ($/bbl)	Q1 2010	73.18	20.61	9.90	42.67
	Q2 2010	72.57	17.26	5.57	49.74
	Q3 2010	70.09	17.32	7.15	45.62
	Q4 2010	73.47	24.68	8.24	40.55

Notes:

(1)	The Company’s United States natural gas production is not material.
The above netbacks are based on the volume of primary product produced from a well. By-product volumes are excluded from the calculations but their associated revenues, royalties and operating expenses are included with the revenues, royalties and operating expenses of the well’s primary product.

Production History

Gross Working Interest Production History — Average In Period
					Combined
	Light &			Natural Gas	Oil
	Medium Oil	Heavy Oil	Natural Gas	Liquids	Equivalent
Period	(bbl/d)	(bbl/d)	(Mcf/d)	(bbl/d)	(boe/d)
SALES — Canada
Q1 2010	341	22	2,034	5	706
Q2 2010	462	19	1,636	3	756
Q3 2010	409	18	1,451	4	672
Q4 2010	388	14	1,328	3	626

Year 2010	400	18	1,610	4	690

SALES — United States
Q1 2010	128	—	14	—	131
Q2 2010	165	—	23	—	169
Q3 2010	207	—	19	—	210
Q4 2010	290	—	8	—	291

Year 2010	198	—	16	—	201

SALES — Total
Q1 2010	469	22	2,047	5	837
Q2 2010	627	19	1,659	3	925
Q3 2010	615	18	1,470	4	882
Q4 2010	678	14	1,336	3	917

Year 2010	598	18	1,626	4	891

Gross Working Interest Production By Property — Average In 2010
					Combined
	Light &			Natural Gas	Oil
	Medium Oil	Heavy Oil	Natural Gas	Liquids	Equivalent
Field	(bbl/d)	(bbl/d)	(Mcf/d)	(bbl/d)	(boe/d)
Alberta — Shallow Gas	—	—	657	—	110
Alberta — Balsam	198	—	124	—	218
Alberta — Others	34	18	828	4	194
Saskatchewan — Tableland	168	—	—	—	168
North Dakota — Burke	10	—	—	—	10
North Dakota — Divide	188	—	16	—	191

Year 2010	598	18	1,626	4	891

FORM 51-101 F2
REPORT ON RESERVES DATA
BY
INDEPENDENT QUALIFIED RESERVES
EVALUATOR OR AUDITOR
To the Board of Directors of NuLoch Resources Inc. (the “Company”):
1.	We have evaluated the Company’s reserves data as at December 31, 2010. The reserves data are estimates of proved reserves and probable reserves and related future net revenue as at December 31, 2010 estimated using forecast prices and costs.

2.	The reserves data are the responsibility of the Company’s management. Our responsibility is to express an opinion on the reserves data based on our evaluation.

We carried out our evaluation in accordance with standards set out in the Canadian Oil and Gas Evaluation Handbook (the “COGE Handbook”) prepared jointly by the Society of Petroleum Evaluation Engineers (Calgary Chapter) and the Canadian Institute of Mining, Metallurgy & Petroleum (Petroleum Society).

3.	Those standards require that we plan and perform an evaluation to obtain reasonable assurance as to whether the reserves data are free of material misstatement. An evaluation also includes assessing whether the reserves data are in accordance with principles and definitions presented in the COGE Handbook.

4.	The following table sets forth the estimated future net revenue (before deduction of income taxes) attributed to proved plus probable reserves, estimated using forecast prices and costs and calculated using a discount rate of 10 percent, included in the reserves data of the Company evaluated by us for the year end December 31, 2010 and identifies the respective portions thereof that we have evaluated and reported on to the Company’s management/Board of Directors:

Independent
Qualified			Net Present Value of Future Net Revenue
Reserves	NuLoch Resources Inc.	Location of Reserves	($M, before income taxes, 10% discount rate)
Evaluator or	Reserve Estimation and	(Country or Foreign
Auditor	Economic Evaluation	Geographic Area)	Adited	Evaluatd	Reviewed	Total
AJM Petroleum Consultants	February 15, 2011	Canada	—	$87,708.0	—	$87,708.0
AJM Petroleum Consultants	February 15, 2011	United States	—	$64,067.1	—	$64,067.1
5.	In our opinion, the reserves data respectively evaluated by us have, in all material respects, been determined and or in accordance with the COGE Handbook, consistently applied. We express no opinion on the reserves data that we reviewed but did not audit or evaluate.

6.	We have no responsibility to update our reports referred to in paragraph 4 for events and circumstances occurring after their respective preparation dates.

7.	Because the reserves data are based on judgments regarding future events, actual events will vary and the variations may be material.

8.	Executed as to our report referred to above:

AJM Petroleum Consultants
Fifth Avenue Place, East Tower
6th Floor, 425 — 1st Street S.W.	Original signed by: “Douglas S. Ashton”
Calgary, Alberta	Douglas S. Ashton, P. Eng.
T2P 3P8	Vice President Engineering

Execution date: February 15, 2011

NULOCH RESOURCES INC.
FORM 51-101F3
REPORT OF MANAGEMENT AND DIRECTORS
ON RESERVES DATA AND OTHER INFORMATION
Management of NuLoch Resources Inc. (the “Company”) is responsible for the preparation and disclosure of information with respect to the Company’s oil and gas activities in accordance with securities regulatory requirements. This information includes reserves data which are estimates of proved reserves and probable reserves and related future net revenue as at December 31, 2010, estimated using forecast prices and costs.
An independent qualified reserves evaluator has evaluated the Company’s reserves data. The report of the independent qualified reserves evaluator will be filed with securities regulatory authorities concurrently with this report.
The Reserves Committee of the Board of Directors of the Company has
(a)	reviewed the Company’s procedures for providing information to the independent qualified reserves evaluator;

(b)	met with the independent qualified reserves evaluator to determine whether any restrictions affected the ability of the independent qualified reserves evaluator to report without reservation; and

(c)	reviewed the reserves data with management of the Company and the independent qualified reserves evaluator.
The Reserves Committee of the Board of Directors has reviewed the Company’s procedures for assembling and reporting other information associated with oil and gas activities and has reviewed that information with management of the Company. The board of directors has, on the recommendation of the Reserves Committee, approved
(a)	the content and filing with securities regulatory authorities of Form 51-101F1 containing reserves data and other oil and gas information;

(b)	the filing of Form 51-101F2 which is the report of the independent qualified reserves evaluator on the reserves data; and

(c)	the content and filing of this report.
Because the reserves data are based on judgments regarding future events, actual results will vary and the variations may be material.

(signed) “R. Glenn Dawson”	(signed) “John R. (Jack) Perraton”
R. Glenn Dawson	John R. (Jack) Perraton
Chief Executive Officer	Director and Member of the Reserves Committee

(signed) “Terry A. Schneider”	(signed) “Bruce A. Lawrence”
Terry A. Schneider	Bruce A. Lawrence
Vice-President, Operations	Director and Member of the Reserves Committee

February 15, 2011